Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Mid Penn Bancorp, Inc. of our report dated February 20, 2014, relating to our audit of the consolidated financial statements, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Proxy Statement/Prospectus.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania

October 31, 2014